Exhibit 99.1

Dorman Products, Inc. Reports Fourth Quarter and Full Year 2025 Results; Issues 2026 Guidance
Highlights (All comparisons are to the prior year period unless otherwise noted):
Fourth Quarter
•Net sales of $537.9 million, up 0.8%
•Diluted earnings per share (“EPS”) of $0.38, down 79%, reflecting a $51.1 million non-cash goodwill impairment charge related to the Heavy Duty segment
•Adjusted diluted EPS* of $2.17, down 1%
•Generated $41.6 million of cash from operating activities
Full Year
•Net sales of $2.13 billion, up 6.0%
•Diluted EPS of $6.64, up 8%, inclusive of a $51.1 million non-cash goodwill impairment charge related to the Heavy Duty segment
•Adjusted diluted EPS* of $8.87, up 24%
•Generated $113.6 million of cash from operating activities

COLMAR, PA (February 25, 2026) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Kevin Olsen, Dorman’s President and Chief Executive Officer, stated, “The fourth quarter capped an outstanding year with strong top- and bottom-line growth. During the year, we delivered record new product sales, advanced our operational and supply chain diversification initiatives, and made strategic investments in organic growth opportunities. Dorman’s 2025 performance is a testament to our Contributors’ focus, dedication, and ability to navigate market challenges with an industry-leading innovation strategy, asset-light business model, and unwavering commitment to supporting our customers and end-users.

“As we look forward, our strategy remains focused and unchanged. We’ll continue leading the aftermarket with new, innovative solutions, expanding our commercial and operational excellence initiatives, and investing in strategic opportunities to drive long-term growth. For 2026, considering the timing dynamics of tariff pricing and costs, we expect net sales to increase 7% to 9% year-over-year, diluted EPS to be in the range of $7.57 to $7.97, and adjusted diluted EPS* to be in the range of $8.10 to $8.50.”

Fourth Quarter Financial Results
The Company reported fourth quarter 2025 net sales of $537.9 million, up 0.8% compared to net sales of $533.8 million in the fourth quarter of 2024.

Gross profit was $229.1 million in the fourth quarter of 2025, or 42.6% of net sales, compared to $221.7 million, or 41.5% of net sales, in the same quarter last year. Adjusted gross profit* was $229.1 million, or 42.6% of net sales, in the fourth quarter of 2025, compared to $222.5 million, or 41.7% of net sales, in the same quarter last year.

Selling, general, and administrative (“SG&A”) expenses were $141.1 million, or 26.2% of net sales, in the fourth quarter of 2025 compared to $135.0 million, or 25.3% of net sales, in the same quarter last year. Adjusted SG&A expenses* were $135.7 million, or 25.2% of net sales, in the fourth quarter of 2025, compared to $129.1 million, or 24.2% of net sales, in the same quarter last year.

Diluted EPS was $0.38 in the fourth quarter of 2025, down 79% compared to diluted EPS of $1.77 in the same quarter last year. Diluted EPS in the fourth quarter of 2025 reflected a non-cash goodwill impairment related to our Heavy Duty segment. Adjusted diluted EPS* was $2.17 in the fourth quarter of 2025, down 1% compared to adjusted diluted EPS* of $2.20 in the same quarter last year.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024	Change
Light Duty	$428.6	$427.4	0%	19.9%	20.1%	-20 bps
Heavy Duty	$55.8	$52.9	6%	3.4%	2.1%	130 bps
Specialty Vehicle	$53.5	$53.5	0%	11.4%	12.2%	-80 bps

Full Year Financial Results
The Company reported full year 2025 net sales of $2,130.3 million, up 6.0% compared to net sales of $2,009.2 million in the prior year.

Gross profit was $897.7 million, or 42.1% of net sales, in 2025 compared to $806.4 million, or 40.1% of net sales, in the prior year.

SG&A expenses were $541.5 million, or 25.4% of net sales, in 2025 compared to $513.4 million, or 25.6% of net sales, for the prior year. Adjusted SG&A expenses* were $518.5 million, or 24.3% of net sales, in 2025, compared to $484.2 million, or 24.1% of net sales, in the prior year.

Diluted EPS was $6.64 in 2025, up 8% compared to diluted EPS of $6.14 in the prior year. Adjusted diluted EPS* was $8.87 in 2025, up 24% compared to adjusted diluted EPS of $7.13 in the prior year.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	FY 2025	FY 2024	Change	FY 2025	FY 2024	Change
Light Duty	$1,692.0	$1,565.6	8%	20.5%	18.2%	230 bps
Heavy Duty	$232.6	$231.5	0%	2.2%	2.8%	-60 bps
Specialty Vehicle	$205.7	$212.1	-3%	13.1%	15.2%	-210 bps

2026 Guidance
The Company issued its full-year 2026 guidance as detailed in the table below. The Company's guidance assumes no net change in tariff impacts following the Supreme Court’s IEEPA tariff ruling and the U.S. Administration’s announcement of replacement tariffs. Additionally, the Company’s guidance excludes impacts from potential IEEPA tariff refunds, tariff changes after February 25, 2026, future acquisitions and divestitures and share repurchases.

2026 Guidance
Net Sales Growth vs 2025	7% – 9%
Diluted EPS	$7.57 – $7.97
Growth vs. 2025	14% – 20%
Adjusted Diluted EPS*	$8.10 – $8.50
Growth vs. 2025	(9)% – (4)%
Tax Rate Estimate	23.5%

Conference Call and Webcast
The Company will hold a conference call and webcast for investors on Thursday, February 26, 2026, beginning at 8:00 a.m. Eastern time. The conference call can be accessed by telephone at (888) 440-4182 within the U.S. or +1 (646) 960-0653 outside the U.S. When prompted, enter the conference ID number 1698878. A live audio webcast and accompanying presentation materials can be accessed on the Company’s website at Dorman Products, Inc. - Events. After the call, a replay of the session will be available on the Investor section of the Company’s website.

About Dorman Products
Dorman gives professionals, enthusiasts, and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products covering cars, trucks, and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures are included in the supplemental schedules attached.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates,” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties, and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, financial outlook, including guidance, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Relations Contact
Alex Whitelam, VP, Investor Relations
awhitelam@dormanproducts.com
(445) 448-9522

Visit our website at dormanproducts.com. The Investor Relations section of the website contains important Company information, including financial data and investor materials. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	12/31/25	Pct.*	12/31/24	Pct. *
Net sales	$537,932	100.0	$533,772	100.0
Cost of goods sold	308,843	57.4	312,063	58.5
Gross profit	229,089	42.6	221,709	41.5
Selling, general, and administrative expenses	141,141	26.2	134,961	25.3
Goodwill impairment charge	56,706	10.5	—	—
Income from operations	31,242	5.8	86,748	16.3
Interest expense, net	6,828	1.3	9,158	1.7
Other income, net	183	0.0	1,359	0.3
Income before income taxes	24,597	4.6	78,949	14.8
Provision for income taxes	13,037	2.4	24,436	4.6
Net income	$11,560	2.1	$54,513	10.2

Diluted earnings per share	$0.38		$1.77

Weighted average diluted shares outstanding	30,754		30,778

	Twelve Months Ended		Twelve Months Ended
(unaudited)	12/31/25	Pct.*	12/31/24	Pct. *
Net sales	$2,130,319	100.0	$2,009,197	100.0
Cost of goods sold	1,232,582	57.9	1,202,838	59.9
Gross profit	897,737	42.1	806,359	40.1
Selling, general, and administrative expenses	541,484	25.4	513,450	25.6
Goodwill impairment charge	56,706	2.7	—	—
Income from operations	299,547	14.1	292,909	14.6
Interest expense, net	28,575	1.3	39,727	2.0
Other income, net	4,473	0.2	3,070	0.2
Income before income taxes	275,445	12.9	256,252	12.8
Provision for income taxes	71,251	3.3	66,248	3.3
Net income	$204,194	9.6	$190,004	9.5

Diluted earnings per share	$6.64		$6.14

Weighted average diluted shares outstanding	30,756		30,956
* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

(unaudited)	12/31/25	12/31/24
Assets
Current assets:
Cash and cash equivalents	$49,436	$57,137
Accounts receivable, less allowance for doubtful accounts of $1,948 and $1,619	479,252	573,787
Inventories	959,019	707,977
Prepaids and other current assets	33,819	30,859
Total current assets	1,521,526	1,369,760
Property, plant, and equipment, net	168,777	164,499
Operating lease right-of-use assets	112,805	118,499
Goodwill	387,334	442,886
Intangible assets, net	257,079	278,213
Deferred tax assets	—	5,786
Other assets	45,557	44,878
Total assets	$2,493,078	$2,424,521
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$185,125	$231,814
Accrued compensation	30,756	44,002
Accrued customer rebates and returns	197,398	204,355
Revolving credit facility	—	13,960
Current portion of long-term debt	37,500	28,125
Other accrued liabilities	42,048	41,546
Total current liabilities	492,827	563,802
Long-term debt	402,413	439,513
Long-term operating lease liabilities	96,568	105,142
Deferred tax liabilities	3,977	3,700
Other long-term liabilities	20,218	18,894
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01; authorized 50,000,000 shares; issued and outstanding 30,391,955 and 30,565,855 shares in 2025 and 2024, respectively	304	306
Additional paid-in capital	137,109	119,077
Retained earnings	1,344,183	1,180,862
Accumulated other comprehensive loss	(4,521)	(6,775)
Total shareholders' equity	1,477,075	1,293,470
Total liabilities and shareholders' equity	$2,493,078	$2,424,521
Selected Cash Flow Information (unaudited):

	Three Months Ended		Twelve Months Ended
(in thousands)	12/31/25	12/31/24	12/31/25	12/31/24
Cash provided by operating activities	$41,644	$71,425	$113,634	$231,047
Depreciation, amortization, and accretion	$13,934	$13,685	$55,732	$56,700
Capital expenditures	$8,151	$8,176	$37,969	$39,421

DORMAN PRODUCTS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Adjusted Net Income:

	Three Months Ended		Twelve Months Ended
(unaudited)	12/31/25*	12/31/24*	12/31/25*	12/31/24*
Net income (GAAP)	$11,560	$54,513	$204,194	$190,004
Pretax acquisition-related intangible assets amortization [1]	5,261	5,338	21,580	22,476
Pretax acquisition-related transaction and other costs [2]	180	1,294	1,299	2,621
Pretax reduction in workforce costs [3]	—	47	147	4,973
Pretax goodwill impairment charge [4]	56,706	—	56,706	—
Discrete tax adjustment for state tax matters [5]	—	8,088	—	8,088
Tax adjustment (related to above items) [6]	(6,956)	(1,650)	(11,224)	(7,465)
Adjusted net income (Non-GAAP)	$66,751	$67,630	$272,702	$220,697

Diluted earnings per share (GAAP)	$0.38	$1.77	$6.64	$6.14
Pretax acquisition-related intangible assets amortization [1]	0.17	0.17	0.70	0.73
Pretax acquisition-related transaction and other costs [2]	0.01	0.04	0.04	0.08
Pretax reduction in workforce costs [3]	—	0.00	0.00	0.16
Pretax goodwill impairment charge [4]	1.84	—	1.84	—
Discrete tax adjustment for state tax matters [5]	—	0.26	—	0.26
Tax adjustment (related to above items) [6]	(0.23)	(0.05)	(0.36)	(0.24)
Adjusted diluted earnings per share (Non-GAAP)	$2.17	$2.20	$8.87	$7.13

Weighted average diluted shares outstanding	30,754	30,778	30,756	30,956
* Amounts may not add due to rounding.
See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Adjusted Gross Profit:

	Three Months Ended		Three Months Ended
(unaudited)	12/31/25	Pct.**	12/31/24	Pct.**
Gross profit (GAAP)	$229,089	42.6	$221,709	41.5
Pretax acquisition-related transaction and other costs [2]	—	—	782	0.1
Adjusted gross profit (Non-GAAP)	$229,089	42.6	$222,491	41.7

Net sales	$537,932		$533,772

	Twelve Months Ended		Twelve Months Ended
(unaudited)	12/31/25	Pct.**	12/31/24	Pct.**
Gross profit (GAAP)	$897,737	42.1	$806,359	40.1
Pretax acquisition-related transaction and other costs [2]	—	—	793	0.0
Adjusted gross profit (Non-GAAP)	$897,737	42.1	$807,152	40.2

Net sales	$2,130,319		$2,009,197
Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	12/31/25	Pct.**	12/31/24	Pct.**
SG&A expenses (GAAP)	$141,141	26.2	$134,961	25.3
Pretax acquisition-related intangible assets amortization [1]	(5,261)	(1.0)	(5,338)	(1.0)
Pretax acquisition-related transaction and other costs [2]	(180)	(0.0)	(512)	(0.1)
Pretax reduction in workforce costs [3]	—	—	(47)	(0.0)
Adjusted SG&A expenses (Non-GAAP)	$135,700	25.2	$129,064	24.2

Net sales	$537,932		$533,772

	Twelve Months Ended		Twelve Months Ended
(unaudited)	12/31/25	Pct.**	12/31/24	Pct.**
SG&A expenses (GAAP)	$541,484	25.4	$513,450	25.6
Pretax acquisition-related intangible assets amortization [1]	(21,580)	(1.0)	(22,476)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(1,299)	(0.1)	(1,828)	(0.1)
Pretax reduction in workforce costs [3]	(147)	(0.0)	(4,973)	(0.2)
Adjusted SG&A expenses (Non-GAAP)	$518,458	24.3	$484,173	24.1

Net sales	$2,130,319		$2,009,197
* *Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of acquisitions to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $5.3 million pretax (or $4.0 million after tax) and $21.6 million pretax (or $16.3 million after tax) during the three and twelve months ended December 31, 2025, respectively. Such costs were $5.3 million pretax (or $4.0 million after tax) and $22.5 million pretax (or $16.9 million after tax) during the three and twelve months ended December 31, 2024, respectively.
[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions. During the three and twelve months ended December 31, 2025, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions of $0.2 million pretax (or $0.1 million after tax) and $1.3 million pretax (or $1.0 million after tax), respectively.
During the three and twelve months ended December 31, 2024, we incurred charges included in cost of goods sold for integration costs of $0.8 million pretax (or $0.6 million after tax) and $0.8 million pretax (or $0.6 million after tax), respectively. During the three and twelve months ended December 31, 2024, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions, accretion on contingent consideration obligations and facility consolidation and start-up expenses of $0.5 million pretax (or $0.4 million after tax) and $1.8 million pretax (or $1.4 million after tax), respectively.
[3] – Pretax reduction in workforce costs represents costs incurred in connection with our planned workforce reduction including severance and other payroll-related costs, insurance continuation costs, modifications of share-based compensation awards, and other costs directly attributable to the action. During the twelve months ended December 31, 2025, the expense was $0.1 million pretax (or $0.1 million after tax). During the three and twelve months ended December 31, 2024, the expense was $0.0 million pretax (or $0.0 million after tax) and $5.0 million pretax (or $3.7 million after tax), respectively.
[4] – Pretax goodwill impairment charge was recorded in connection with our annual goodwill impairment assessment, and totaled $56.7 million pretax (or $51.1 million after tax) during both the three and twelve months ended December 31, 2025.
[5] – Discrete tax adjustment for state tax matters represents a reserve recorded in connection with a state tax dispute, and totaled $8.1 million during both the three and twelve months ended December 31, 2024.
[6] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above, and totaled $(6.9) million and $(11.2) million during the three and twelve months ended December 31, 2025, respectively, and $(1.7) million and $(7.5) million during the three and twelve months ended December 31, 2024, respectively. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.
Guidance:

The Company provided the following guidance ranges related to their fiscal 2026 outlook:

	Year Ending 12/31/2026
(unaudited)	Low End	High End
Diluted earnings per share (GAAP)	$7.57	$7.97
Pretax acquisition-related intangible assets amortization	0.66	0.66
Pretax acquisition transaction and other costs	0.03	0.03
Tax adjustment (related to above items)	(0.16)	(0.16)
Adjusted diluted earnings per share (Non-GAAP)	$8.10	$8.50

Weighted average diluted shares outstanding	30,700	30,700